UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 4, 2004

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-12957               22-2372868
(State or other jurisdiction of        (Commission            (IRS Employer
        incorporation)                 File Number)           Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600

     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

Enzon Pharmaceuticals, Inc. (NASDAQ:ENZN) announced today its financial results for the quarter ended December 31, 2003, the second quarter of Enzon's fiscal year (FY) 2004. The Company's net income for the second quarter of FY 2004 was $2.3 million, or $0.05 cents per diluted share, as compared to a net loss of $15.2 million or $0.35 cents per diluted share for the second quarter of FY 2003. The net loss for the second quarter of FY 2003 included a non-cash charge of $27.2 million, related to the write down of the carrying value of the Company's investment in Nektar Therapeutics.

Total product sales for the four products marketed by the Company, ABELCET(R), ADAGEN(R), DEPOCYT(R), and ONCASPAR(R), increased by $19.9 million or 255% to $27.7 million, as compared to $7.8 million for the prior year's comparable quarter. This increase was primarily driven by an increase in North American ABELCET sales to $18.0 million for the second quarter of FY 2004, as compared to $589,000 for the second quarter of FY 2003. In November 2002, Enzon acquired the North American ABELCET business from Elan Corporation, plc. During the quarter, the Company also recorded $2.2 million in manufacturing revenue related to the ABELCET business.

ADAGEN sales for the second quarter of FY 2004 were $4.0 million versus $4.1 million in the second quarter of FY 2003. Sales of ONCASPAR for the second quarter of FY 2004 increased by $1.3 million or 42% to $4.4 million, as compared to $3.1 million for the second quarter of FY 2003. Sales of DEPOCYT were $1.3 million for the second quarter of FY 2004. In January 2003, the Company in-licensed the North American rights to DEPOCYT from SkyePharma PLC.

Total royalties for the second quarter of FY 2004 decreased by $11.4 million or 50%, to $11.5 million, as compared to $22.9 million for the second quarter of FY 2003. Total royalties for the quarter were made up principally of royalties from sales of PEG-INTRON marketed by Schering-Plough. The decrease was due to the introduction of a competing pegylated alpha interferon product, as well as the prior year benefiting from previously wait-listed patients initiating therapy.

Research and development expenses increased by $1.7 million or 30% to $7.4 million in the second quarter of FY 2004, as compared to $5.7 million for the same quarter of FY 2003. The increase was due to the continued advancement of the Company's internal R&D programs, including the Company's two late-stage programs, Pegamotecan (previously referred to as PEG-camptothecin) and ATG Fresenius S, as well as earlier stage programs. Recently, patient dosing was initiated in a clinical trial designed to evaluate Pegamotecan as a single-agent, second-line therapy for the treatment of gastric and gastroesophageal junction cancers. This study was initiated based on the positive interim data yielded from the Company's ongoing Phase 2 trial for the treatment of gastric and gastroesophageal cancers. The Company believes that if this trial yields results that are similar to the interim Phase 2 data, Pegamotecan may be eligible for accelerated approval under Subpart H of the Food and Drug Act for the treatment of these cancers.

Selling, general, and administrative expenses increased to $11.5 million in the second quarter of FY 2004 versus $7.4 million for the second quarter of FY 2003. This increase was due to the Company's acquisition of the North American rights to ABELCET in November 2002, which included the hiring of a North American sales force.

The management of Enzon will be hosting a conference call today, February 4, 2004 at 5:00 PM EST. All interested parties can access the live call using the following information:

                 Domestic Dial-In Number:           888-428-4480
                 International Dial-In Number:      612-288-0318
                 Access Code:                       716656

Enzon's conference call will also be webcast in a "listen only" mode via the Internet at http://www.vcall.com. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call from Wednesday, February 4 2004 at approximately 10:15 PM EST. This rebroadcast will end on Wednesday, February 11, 2004 at midnight. The rebroadcast may be accessed using the following information:

                  Domestic Dial-In Number:           800-475-6701
                  International Dial-In Number:      320-365-3844
                  Access Code                        716656

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), which are all marketed in North America by Enzon's hospital and oncology sales forces. Enzon's science-focused strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

There are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimates," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include the risk that Onco-TCS may not receive regulatory approval from the FDA, as well as those described in Enzon's Form 10-K and Forms 10-Q on file with the SEC, such as Enzon's ability to successfully launch and market Onco-TCS, Enzon's ability to sustain profitability and positive cash flow; risks in obtaining and maintaining regulatory approval for indications and expanded indications for Enzon's products; market acceptance of and continuing demand for Enzon's products; timing and results of clinical trials, including, without limitation, the ongoing clinical trials of Pegamotecan for the treatment of gastric and gastroesophageal cancers; the risk that the FDA may not deem Pegamotecan eligible for accelerated approval under Subpart H of the Food and Drug Act; and the impact of competitive products and pricing. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of February 4, 2004 and the Company undertakes no duty to update this information.

For further information regarding this press release, please go to Enzon's website at http://www.enzon.com and to Enzon's Investor Relations webpage at http://enzon.com/shareholders.html.

                                      # # #

                        (Financial statements to follow)

                  ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  Three Months ended December 31, 2003 and 2002
                      (In thousands, except per share data)
                                   (Unaudited)

                                                  December 31,     December 31,
                                                      2003             2002
                                                 ------------------------------

Revenues:
  Net sales                                      $      27,711    $       7,811
  Manufacturing revenue                                  2,187              733
  Royalties                                             11,547           22,903
  Contract revenue                                         253               50
                                                 -------------    -------------
    Total revenues                                      41,698           31,497
                                                 -------------    -------------
Costs and expenses:
  Cost of sales and manufacturing revenue               11,825            4,265
  Research and development expenses                      7,388            5,692
  Selling, general and administrative expenses          11,478            7,397
  Amortization of acquired intangibles                   3,358            1,293
  Write-down of carrying value of investments               --           27,237
                                                 -------------    -------------
     Total costs and expenses                           34,049           45,884
                                                 -------------    -------------
      Operating income (loss)                            7,649          (14,387)
                                                 -------------    -------------
Other income (expense):
  Investment income, net                                   706            4,345
  Interest expense                                      (4,957)          (4,957)
  Other income, net                                        101               --
                                                 -------------    -------------
                                                        (4,150)            (612)
                                                 -------------    -------------
Income (loss) before taxes                               3,499          (14,999)
Income tax provision                                     1,180              245
                                                 -------------    -------------
Net income (loss)                                $       2,319         ($15,244)
                                                 =============    =============
Basic earnings (loss) per common share           $        0.05           ($0.35)
                                                 =============    =============
Diluted earnings (loss) per common share         $        0.05           ($0.35)
                                                 =============    =============
Weighted average number of common shares issued
and outstanding - basic                                 43,307           43,011
                                                 =============    =============
Weighted average number of common shares issued
and outstanding and dilutive potential common
shares outstanding                                      43,586           43,011
                                                 =============    =============

                  ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   Six Months ended December 31, 2003 and 2002
                     (In thousands, except per share data)
                                   (Unaudited)

                                                   December 31,    December 31,
                                                       2003            2002
                                                  -----------------------------
Revenues:
  Net sales                                       $      52,672   $      14,377
  Manufacturing revenue                                   3,791             733
  Royalties                                              25,358          41,321
  Contract revenue                                          521             134
                                                  -------------   -------------
    Total revenues                                       82,342          56,565
                                                  -------------   -------------
Costs and expenses:
  Cost of sales and manufacturing revenue                22,737           6,779
  Research and development expenses                      13,939           9,754
  Selling, general and administrative expenses           22,687          11,305
  Amortization of acquired intangibles                    6,716           1,328
  Write-down of carrying value of investments                --          27,237
                                                  -------------   -------------
     Total costs and expenses                            66,079          56,403
                                                  -------------   -------------
      Operating income                                   16,263             162
                                                  -------------   -------------
Other income (expense):
  Investment income, net                                  1,180           7,798
  Interest expense                                       (9,914)         (9,914)
  Other income, net                                         408              --
                                                  -------------   -------------
                                                         (8,326)         (2,116)
                                                  -------------   -------------
Income (loss) before taxes                                7,937          (1,954)
Income tax provision                                      2,814             506
                                                  -------------   -------------
Net income (loss)                                 $       5,123         ($2,460)
                                                  =============   =============
Basic earnings (loss) per common share            $        0.12          ($0.06)
                                                  =============   =============
Diluted earnings (loss) per common share          $        0.12          ($0.06)
                                                  =============   =============

Weighted average number of common shares issued
and outstanding - basic                                  43,298          42,995
                                                  =============   =============
Weighted average number of common shares issued
and outstanding and dilutive potential common
shares outstanding                                       43,591          42,995
                                                  =============   =============

Item 12. Results of Operations and Financial Condition.

On February 4, 2004, Enzon Pharmaceuticals, Inc. issued a press release to report its results of operations and financial condition for the second quarter of fiscal year (FY) 2004 ended December 31, 2004. A copy of this press release is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 12 by reference.

The information in this Item 12, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2004

                                    By:  /s/ Kenneth J. Zuerblis
                                       ------------------------------------
                                       Kenneth J. Zuerblis
                                       Vice President, Finance and
                                       Chief Financial Officer